Exhibit 31.2
Certification Pursuant to Section 302 of the
Sarbanes-Oxley Act of 2002
I, James E. Shields, certify that:
1.	I have reviewed this Annual Report on Form 10-K/A of MoneyGram International, Inc. for the fiscal year ended December 31, 2009; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 9, 2010	/s/ James E. Shields
James E. Shields
Executive Vice President and Chief Financial Officer (Principal Financial Officer)